STOCK PURCHASE AGREEMENT

                                      AMONG

                  CHARDAN NORTH CHINA ACQUISITION CORPORATION,
         SHANGHAI JINQIAOTONG INDUSTRIAL DEVELOPMENT CO., WANG CHANGLI,
           CHENG WUSI, LOU AN, TEAM SPIRIT INDUSTRIAL LIMITED, OSCAF
                                INTERNATIONAL CO.


                      ------------------------------------

                             Dated: February 2, 2006

                      ------------------------------------



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                                TABLE OF CONTENTS
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ARTICLE I             THE HOLLYSYS STOCK PURCHASE................................................................2

         1.1      Purchase and Sale..............................................................................2
         1.2      Purchase Price.................................................................................3
         1.3      Earn-Out Agreement.............................................................................4


ARTICLE II            THE CLOSING................................................................................4

         2.1      The Closing....................................................................................4
         2.2      Deliveries.....................................................................................5
         2.3      Additional Agreements..........................................................................5
         2.4      Further Assurances.............................................................................5


ARTICLE III           REPRESENTATIONS AND WARRANTIES RELATING TO THE HOLLYSYS STOCKHOLDERS, HOLLYSYS HOLDINGS....5

         3.1      The HollySys Stock.............................................................................6
         3.2      Organization of HollySys Holdings..............................................................6
         3.3      Authority and Corporate Action; No Conflict....................................................6
         3.4      Consents and Approvals.........................................................................7
         3.5      Licenses, Permits, Etc.........................................................................7
         3.6      Taxes, Tax Returens and Audits ................................................................8
         3.7      Compliance with Law............................................................................8
         3.8      Litigation.....................................................................................8
         3.9      Records .......................................................................................8
         3.10     Brokers........................................................................................8
         3.11     Disclosure.....................................................................................8
         3.12     Acquisition of Chardan Sub Stock...............................................................9
         3.13     Survival of Representations and Warranties.....................................................9

ARTICLE IV            REPRESENTATION AND WARRANTIES RELATING TO BJ HLS, HZ HLS AND HOLLYSYS SUBSIDIARY..........10

         4.1      The HollySys Subsidiary Stock.................................................................10
         4.2      Organization of HollySys Subsidiary...........................................................10
         4.3      No Conflict...................................................................................10
         4.4      Consents and Approvals........................................................................11
         4.5      Financial Statements..........................................................................11
         4.6      No Undisclosed Liabilities....................................................................11
         4.7      Real Property.................................................................................12
         4.8      Certain Personal Property.....................................................................12
         4.9      Non-Real Estate Leases........................................................................12
         4.10     Accounts Receivable...........................................................................12
         4.11     Inventory.....................................................................................12
         4.12     Contracts, Obligations and Commitments........................................................12
         4.13     Licenses, Permits, Etc........................................................................13
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         4.14     Intellectual Property Rights..................................................................14
         4.15     Title to and Condition of Assets..............................................................16
         4.16     Taxes, Tax Returns and Audits.................................................................18
         4.17     Absence of Certain Changes....................................................................18
         4.18     Employee Plans; Labor Matters.................................................................19
         4.19     Compliance with Law...........................................................................19
         4.20     No Illegal or Improper Transactions...........................................................20
         4.21     Related Transactions..........................................................................20
         4.22     Records.......................................................................................20
         4.23     Insurance.....................................................................................20
         4.24     Litigation....................................................................................21
         4.25     Settled Litigation............................................................................21
         4.26     Brokers.......................................................................................21
         4.27     Affiliates....................................................................................21
         4.28     Disclosure....................................................................................21
         4.29     Survival of Representations and Warranties....................................................21


ARTICLE V             REPRESENTATIONS AND WARRANTIES OF CNCAC...................................................21

         5.1      Organization..................................................................................22
         5.2      Capitalization................................................................................22
         5.3      Authority and Corporate Action; No Conflict...................................................23
         5.4      Consents and Approvals........................................................................23
         5.5      Valid Issuance of Chardan Sub Stock...........................................................23
         5.6      Financial Statements..........................................................................24
         5.7      SEC Reports...................................................................................24
         5.8      Trust Fund....................................................................................24
         5.9      No Undisclosed Liabilities....................................................................24
         5.10     Absence of Certain Changes....................................................................25
         5.11     Compliance with Law...........................................................................26
         5.12     Litigation....................................................................................26
         5.13     Brokers.......................................................................................26
         5.14     Survival of Representations and Warranties....................................................26
         5.15     Records.......................................................................................26
         5.16     Disclosure....................................................................................26


ARTICLE VI            COVENANTS REGARDING HOLLYSYS, HOLLYSYS SUBSIDIARY AND THE HOLLYSYS STOCKHOLDERS...........26

         6.1      Conduct of the Business.......................................................................26
         6.2      Access to Information.........................................................................28
         6.3      Insurance.....................................................................................28
         6.4      Protection of Confidential Information; Non-Competition.......................................28
         6.5      Post-Closing Assurances.......................................................................30
         6.6      No Other Negotiations.........................................................................30
         6.7      No Securities Transactions....................................................................30
         6.8      Fulfillment of Conditions.....................................................................30
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         6.9      Disclosure of Certain Matters.................................................................31
         6.10     Regulatory and Other Authorizations; Notices and Consents.....................................31
         6.11     Use of Intellectual Property..................................................................31
         6.12     Related Tax...................................................................................32
         6.13     HollySys Acquisition..........................................................................32
         6.14     HollySys Holdings.............................................................................32
         6.15     HollySys Proxy Information....................................................................32
         6.16     Interim Financial Information.................................................................32


ARTICLE VII           COVENANTS OF CNCAC........................................................................33

         7.1      Conduct of the Business.......................................................................33
         7.2      Stockholder Meeting...........................................................................34
         7.3      Fulfillment of Conditions.....................................................................34
         7.4      Disclosure of Certain Matters.................................................................35
         7.5      Chardan Sub Incorporation.....................................................................35
         7.6      Post-Closing Assurances.......................................................................35
         7.7      Regulatory and Other Authorizations; Notices and Consents.....................................35
         7.8      Books and Records.............................................................................35
         7.9      Nasdaq Listing................................................................................36


ARTICLE VIII          ADDITIONAL COVENANTS OF THE PARTIES.......................................................36

         8.1      Other Information.............................................................................36
         8.2      Mail Received After Closing...................................................................36
         8.3      Further Action................................................................................37
         8.4      Schedules.....................................................................................37
         8.5      Execution of Agreements.......................................................................37
         8.6      Confidentiality...............................................................................37
         8.7      Public Announcements..........................................................................37
         8.8      Board of Chardan Sub..........................................................................38
         8.9      Stock Option Pool.............................................................................38
         8.10     HollySys Stock Acquisition....................................................................38


ARTICLE IX            CONDITIONS TO CLOSING.....................................................................38

         9.1      Conditions to Each Party's Obligations........................................................38
         9.2      Conditions to Obligations of HollySys, HollySys Subsidiary and the HollySys Stockholders......39
         9.3      Conditions to Obligations of CNCAC............................................................40

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ARTICLE X             INDEMNIFICATION...........................................................................42
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         10.1     Indemnification by HollySys Stockholders......................................................42
         10.2     Indemnification by CNCAC......................................................................43
         10.3     Notice, Etc...................................................................................43
         10.4     Limitations...................................................................................43
         10.5     Adjustment to Purchase Price; Setoff..........................................................44
         10.6     Claims on behalf or in right of CNCAC and Chardan Sub.........................................44
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ARTICLE XI            TERMINATION AND ABANDONMENT...............................................................45

         11.1     Methods of Termination........................................................................45
         11.2     Effect of Termination.........................................................................46
         11.3     No Claim Against Trust Fund...................................................................46


ARTICLE XII           DEFINITIONS...............................................................................47

         12.1     Certain Defined Terms.........................................................................47


ARTICLE XIII          GENERAL PROVISIONS........................................................................49

         13.1     Expenses......................................................................................49
         13.2     Notices.......................................................................................50
         13.3     Amendment.....................................................................................50
         13.4     Waiver........................................................................................50
         13.5     Headings......................................................................................51
         13.6     Severability..................................................................................51
         13.7     Entire Agreement..............................................................................51
         13.8     Benefit.......................................................................................51
         13.9     Governing Law.................................................................................51
         13.10    Counterparts..................................................................................51
         13.11    Approval of Contemporaneous Transactions......................................................51
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                                       iv
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LIST OF EXHIBITS

Exhibit A - HollySys Subsidiary Matters
Exhibit B - HollySys Stockholders
Exhibit C - Beneficiaries of Purchase Price
Exhibit D - Chardan Sub Merger Agreement
Exhibit E - Form of Stock Consignment Agreement
Exhibit F - Form of Employment Agreement

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT, is entered into as of February 2, 2006, among CHARDAN NORTH CHINA ACQUISITION CORPORATION, a Delaware corporation ("CNCAC"), SHANGHAI JINQIAOTONG INDUSTRIAL DEVELOPMENT CO., a Chinese corporation, WANG CHANGLI, an individual, CHENG WUSI, an individual, LOU AN, an individual, TEAM SPIRIT INDUSTRIAL LIMITED, a British Virgin Islands corporation, and OSCAF INTERNATIONAL CO., a Cayman Islands corporation, with respect to the following facts:

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Article XII hereof.

      WHEREAS, Beijing HollySys Co., Ltd., a company incorporated in PRC with limited liability ("BJ HLS"), and Hangzhou HollySys Automation Co., Ltd., a company incorporated in PRC with limited liability ("HZ HLS") (and collectively with BJHLS, "HollySys"), on their own behalf and through Beijing HollySys Haotong Science & Technology Development Co., Ltd. ("HollySys Subsidiary"), owns and operates in the Peoples Republic of China ("PRC") the Business; and

      WHEREAS, subject to the terms and conditions of this Agreement, BJ HLS and HZ HLS, directly own the percentage interests set forth on Exhibit A of the shares of capital stock of the HollySys Subsidiary ("HollySys Subsidiary Stock"), and through such ownership have full right and title to benefit from the long term investments in HollySys Subsidiary; and

      WHEREAS, the HollySys Stockholders listed on Exhibit B hereto ("HollySys Stockholders") are (or will be at Closing) the ultimate and beneficial owners (through various BVI companies set up by the HollySys Stockholders) of 100% of the outstanding capital stock of Gifted Time Holdings Limited, a holding company to be formed as a British Virgin Islands corporation ("HollySys Holdings"). The HollySys Stockholders in the context of this Agreement will respectively refer to the HollySys Stockholders and/or their BVI companies, as the case may be; and

      WHEREAS, the HollySys Stockholders are the direct and beneficial owners of 74.11% of the outstanding capital stock of BJ HLS (including by means of nominee arrangements, trust, stock power or similar arrangements) and 60% of the outstanding capital stock of HZ HLS respectively (together all stock and other rights or arrangements are referred to as the "HollySys Stock"); and

      WHEREAS, prior to the Closing, Team Spirit Industrial Limited and OSCAF International Limited will transfer the ownership interests they hold in HZ HLS to HollySys Holdings, and the rest of HollySys Stockholders will consign all the equity interests (including but not limited to the voting rights, property rights, preemptive rights and any other stockholders' rights derived from the ownership of the shares in HollySys) they hold in BJ HLS to HollySys Holdings; and


                                       1
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      WHEREAS, subject to the terms and conditions of this Agreement, CNCAC at the Closing, shall acquire by an issuance of capital stock and payment of cash, all of the HollySys Holdings Stock and the actual control over the HollySys Stock consigned by certain of the HollySys Stockholders to HollySys Holdings as set forth in Section 2.3(b), plus the right to acquire all of the HollySys shares owned by Wang Changli (collectively, the "HollySys Holdings Stock Purchase"); and

      WHEREAS, subject to the terms and conditions of this Agreement, CNCAC will form a wholly owned subsidiary pursuant to the corporate laws of the British Virgin Islands ("Chardan Sub") and simultaneously with the Closing hereunder consummate a plan of merger ("Plan of Merger") pursuant to which CNCAC will be merged with and into Chardan Sub (the "Chardan Merger"); and

      WHEREAS, after the Closing, each of HollySys Stockholders who participated in the HollySys Holdings Stock Purchase by a consignment and HollySys Holdings shall use their best efforts to complete the acquisition of the ownership of HollySys Stock by HollySys Holdings from such HollySys Stockholders ("HollySys Stocks Acquisition") as soon as possible;

      WHEREAS, since the business of BJ HLS and HZ HLS has grown rapidly in the last few years (with revenues more than doubling from the fiscal year ended June 30, 2003 to the fiscal year ended June 30, 2005, and with net income increasing by more than six times during the same period) and in recognition of the various opportunities for significant growth ahead, the parties believe that the payment of the earnout specified in Section 1.3 is a fair means of adjusting the purchase price payable to the HollySys Stockholders in the event that the future operating results of BJ HLS and HJ HLS demonstrate that the value of the business acquired was greater than the payments set forth in Section 1.2(b) below; and

      WHEREAS, the Board of Directors of CNCAC has determined that it is advisable and in the best interests of the stockholders of CNCAC for CNCAC to enter into this Stock Purchase Agreement and to consummate the transactions contemplated herein; and

      WHEREAS, each of the HollySys Stockholders has determined that it is advisable and in the best interests of such person to enter into this Stock Purchase Agreement and to consummate the transactions contemplated herein.

      NOW THEREFORE, in consideration of the foregoing and the following covenants, the Parties hereby agree as follows:

                                    ARTICLE I
                           THE HOLLYSYS STOCK PURCHASE

      1.1 Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing, the HollySys Stockholders shall sell, transfer, assign and convey to Chardan Sub, and Chardan Sub shall purchase from the HollySys Stockholders, all of the right, title and interest of the HollySys Stockholders in and to the HollySys Holdings Stock as more fully set forth on Exhibit B.


                                       2
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      1.2 Purchase Price.

            (a) Subject to adjustment as hereinafter set forth, the aggregate purchase price ("Purchase Price") to be paid by Chardan Sub to the HollySys Stockholders or their respective designees for the HollySys Holdings Stock shall be the following:

                  (i) $30,000,000 as set forth in Section 1.2(b) below and as subject to adjustment as provided for therein;

                  (ii) certificates representing, in the aggregate, 23,500,000 shares of Chardan Sub's ordinary shares, par value $0.0001 per share ("Chardan Sub Stock"), which will represent no less than 77% of the total outstanding equity capital of Chardan Sub following the Chardan Merger, to be delivered to the HollySys Stockholders and their designees; it being understood that in the event that no stockholders of CNCAC exercise their rights of redemption and all outstanding warrants of CNCAC are exercised (but assuming no other issuance of stock by Chardan Sub) then the Chardan Sub Stock issued to the HollySys Stockholders will represent no less than 54.9% of the outstanding equity capital of Chardan Sub following the Chardan Merger.

                  (iii) any additional shares issuable by Chardan Sub as set forth in Section 1.3 below on the basis of the After-Tax-Profit of Chardan Sub as provided for therein.

            (b) Payments.

                  (i) Initial Payment. At the Closing, the sum of $30,000,000 minus the Remaining Payment (such difference, the "Initial Payment"), will be paid by wire transfer of immediately available United States dollars to the HollySys Stockholders or their designees as specified in a written notice given to CNCAC, no later than two business days prior to the Closing, for the purpose of the acquisition of the HollySys Holdings Stock and the related consignments.

                  (ii) Remaining Payment. The Remaining Payment shall equal the sum of (i) $3,000,000, plus (ii) two-thirds of the amount by which the funds in the CNCAC trust account (following the exercise of any redemption rights by the stockholders of CNCAC) is less than $30,000,000. (For example: (a) if the amount of such trust account after all redemptions is $24,000,000, then the Remaining Payment shall equal $7,000,000 ($3,000,000 plus 2/3 of $6,000,000); (b) if the amount in the trust account after all redemptions is $27,000,000, then the Remaining Payment shall equal $5,000,000 ($3,000,000 plus 2/3 of $3,000,000);
(c) and if the amount in the trust account after all redemptions is at least $30,000,000, then the Remaining Payment shall equal $3,000,000 ($3,000,000 plus $0)). In the event that any of the following events occurs any time after the Closing, CNCAC and Chardan Sub shall promptly pay the Remaining Payment or any part of the Remaining Payment then available to the HollySys Stockholders or their designees by wire transfer:

                  (A) If Chardan Sub receives at least $60,000,000 in gross proceeds in additional financing as a result of (1) the call of CNCAC's presently outstanding warrants (which such warrants will be assumed by Chardan Sub at the Closing), (2) Chardan Sub's successful completion of a secondary offering, or (3) the private investment into Chardan Sub by a strategic investor.


                                        3
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                  (B) If HollySys Holdings generates a net positive cash flow in any fiscal year beginning with the fiscal year ending June 30, 2006, the HollySys Stockholders shall be entitled to receive 50% of the net positive cash flow until a total of the Remaining Payment has been received.

      In the event that any of the events (A) or (B) occurs, the total sum of the unpaid balance of the Remaining Payments shall be paid by Chardan Sub. In the event of any partial payment of the Remaining Payment, any subsequent payments shall be limited by the unpaid balance of the Remaining Payment.

            (c) Allocation. All payments of the Initial Payment and the Remaining Payment shall be made in proportion as requested by the HollySys Stockholders as set forth on Exhibit C.

      1.3 Earn-Out Agreement. So long as Chardan Sub, following the Closing, on a consolidated basis, achieves or exceeds the After-Tax Profits (as defined below) targets calculated for the period of July 1 to the succeeding June 30, ending on June 30 in each of 2007, 2008, 2009 and 2010 as set forth below the HollySys Stockholders (or their designees) shall receive the number of shares of Chardan Sub Stock set forth in Schedule 1.3. The payment of these additional shares is not contingent upon the continued employment or other relationships of any HollySys Stockholder with any entity. Such additional shares shall be issued within 90 days after June 30. The value of shares payable under Section 1.3 shall also be available for indemnification pursuant to Section 10.5.

                  After Tax Profit Targets for 12 Months Ending
-------------------------------------------------------------------------------

June 30, 2007         June 30, 2008         June 30, 2009       June 30, 2010
  $23,000,000           $32,000,000           $43,000,000         $61,000,000

After Tax Profit shall be computed using the generally accepted accounting principles that were used for purpose of preparing the 2005 Financial Statements of HollySys; provided, however, that the computation shall exclude (i) any after-tax profits from any acquisition by Chardan Sub or its subsidiaries that involved the issuance of securities that has a dilutive effect on the holders of common stock of Chardan Sub, and (ii) any expenses related to the issue of the aforesaid shares by Chardan Sub under this Section 1.3.

                                   ARTICLE II
                                   THE CLOSING

      2.1 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the HollySys Holdings Stock Purchase and the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions to Closing set forth in Article IX is fulfilled, at the offices of DLA Piper Rudnick Gray Cary US LLP, 4365 Executive Drive Suite 1100, San Diego, CA 92121, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."


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      2.2 Deliveries.

            (a) HollySys Stockholders. At the Closing, each HollySys Stockholder will (i) assign and transfer to Chardan Sub all of such HollySys Stockholder's right, title and interest in and to his, her or its respective portion of the HollySys Holdings Stock by delivering to Chardan Sub the certificates representing such HollySys Holdings Stock, duly endorsed for transfer and free and clear of all liens and (ii) deliver to Chardan Sub the certificates, opinions and other agreements contemplated by Article IX hereof and the other provisions of this Agreement.

            (b) Chardan Sub. At the Closing, Chardan Sub shall deliver to the HollySys Stockholders (i) the cash and shares of Chardan Sub Stock representing the Purchase Price to which each of the HollySys Stockholders is entitled pursuant to Section 1.2, and (ii) the certificates, opinions and other agreements and instruments contemplated by Article IX hereof and the other provisions of this Agreement.

      2.3 Additional Agreements. At the Closing, the following agreements will have been executed and delivered (collectively, the "Transaction Documents"), the effectiveness of each of which is subject to the Closing:

            (a) a Merger Agreement between CNCAC and Chardan Sub in a form to be attached as Exhibit D hereto, to become effective immediately after the closing; and

            (b) the Stock Consignment Agreements in the forms attached hereto as Exhibit E between HollySys Holdings and Shanghai Jinqiaotong Industrial Development Co., Wang Changli, Cheng Wusi and Lou An.

      2.4 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
           RELATING TO THE HOLLYSYS STOCKHOLDERS AND HOLLYSYS HOLDINGS

      The HollySys Stockholders, jointly and severally, represent and warrant to CNCAC and Chardan Sub as follows:

      3.1 The HollySys Stock.

            (a) Ownership. The HollySys Stockholders are the registered and beneficial owners of the shares of BJ HLS and HZ HLS in the amounts set forth in
Schedule 3.1(a), free and clear of all Liens, except as set forth in Schedule 3.1(a), which shares constitute 74.11% and 60% of the outstanding shares of capital stock of BJ HLS and HZ HLS, respectively. BJ HLS owns 40% of the outstanding shares of capital stock of HZ HLS. At the Closing, the HollySys Stockholders will be the registered and beneficial owners of the shares of HollySys Holdings Stock in the amounts set forth in Schedule 3.1(a), free and clear of all Liens, except as set forth in Schedule 3.1(a), which shares will constitute all of the outstanding shares of capital stock of HollySys Holdings. At the Closing, the HollySys Stockholders (other than Team Spirit Industrial Limited and OSCAF International Co.) shall consign all the equity interests and preemptive rights derived from the HollySys Stock, with Team Spirit Industrial Limited and OSCAF International Co. having transferred to HollySys Holdings prior to Closing all of the outstanding shares of capital stock of HZ HLS that such entities own. There are no options, warrants or other contractual rights outstanding which give any Person the right to acquire shares of BJ HLS or HZ HLS owned by the HollySys Stockholders, whether or not such rights are presently exercisable. There are no disputes, arbitrations or litigation proceedings with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of HollySys Holdings.

            (b) Capitalization. The authorized capital stock of BJ HLS and HZ HLS is set forth in Schedule 3.1(b). All of the outstanding shares of BJ HLS and HZ HLS Stock are (and all of the outstanding shares of HollySys Holdings will be) validly issued, fully paid and non-assessable. There are no options, warrants or other contractual rights outstanding which give any Person the right to require the issuance of any capital stock of BJ HLS, HZ HLS or HollySys Holdings, whether or not such rights are presently exercisable.

      3.2 Organization of HollySys Holdings. HollySys Holdings is or will be an international business company duly organized, validly existing and in good standing under the law of the British Virgin Islands. HollySys Holdings is duly qualified to do business as an independent corporation and is in good standing in each of the jurisdictions in the respective property owned, leased or operated by it or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 3.2), or if not so qualified, such failure or failures, singly or in the aggregate, would not have a material adverse effect on the Business, assets, operations, financial condition, liquidity or prospects of HollySys Holdings, BJ HLS and HZ HLS or the HollySys Subsidiary, separately and as a whole ("HollySys Material Adverse Effect"). HollySys Holdings has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      3.3 Authority and Corporate Action; No Conflict.

            (a) Each of the HollySys Stockholders has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the HollySys Holdings Stock Purchase and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by HollySys Holdings and the HollySys Stockholders to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by HollySys Holdings and the HollySys Stockholders in connection with the HollySys Holdings Stock Purchase has been duly and validly taken. This Agreement and the Transaction Documents to which HollySys Holdings and each HollySys Stockholder is a party has been duly executed and delivered by HollySys Holdings and each HollySys Stockholder and constitutes the valid, binding, and enforceable obligation of HollySys and each HollySys Stockholder, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United States, BVI and PRC.


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

            (b) Neither the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by HollySys Holdings or each HollySys Stockholder nor the consummation of the transactions contemplated hereby or thereby will (i) except as set forth in Schedule 3.3(b), conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of HollySys Holdings, (B) the charter documents of HollySys Holdings, or (C) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which HollySys Holdings or a HollySys Stockholder is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of HollySys Holdings, BJ HLS, HZ HLS or a HollySys Stockholder; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which HollySys Holdings or a HollySys Stockholder is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to HollySys Holdings or a HollySys Stockholder.

      3.4 Consents and Approvals. Other than as set forth on Schedule 3.4, the execution and delivery of this Agreement and the Transaction Documents by each HollySys Stockholder does not, and the performance of this Agreement and the Transaction Documents by HollySys Holdings or them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents and would not have a HollySys Material Adverse Effect.

      3.5 Licenses, Permits, Etc. To the best of the knowledge of each HollySys Stockholder, HollySys Holdings possesses or will possess prior to the Closing all Permits necessary, in all material respects, to own and hold its interests in the Business , which necessary Permits are described or are as set forth on
Schedule 3.5 hereto. True, complete and correct copies of Permits issued to HollySys Holdings have previously been delivered to CNCAC. To the best of the knowledge of each HollySys Stockholder, HollySys Holdings is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor, to the best of the knowledge of each HollySys Stockholder, compliance by HollySys Holdings with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      3.6 Taxes, Tax Returns and Audits. Except as specifically set forth in
Schedule 3.6, (i) HollySys Holdings has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by HollySys Holdings with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes that are due from or may be asserted against HollySys Holdings (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of HollySys Holdings or are being contested in good faith by appropriate proceedings, (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to HollySys Holdings, which could have a HollySys Material Adverse Effect, (iv) HollySys Holdings has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes, and (v) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority.

      3.7 Compliance with Law. The business of HollySys Holdings has been conducted, and is now being conducted and will be conducted prior to Closing, in compliance in all material respects with all applicable Laws. HollySys Holdings and their respective officers, directors and employees (i) are not, and during the periods of existence of HollySys Holdings, were not, in violation of, or not in compliance with, in any material respect any such applicable Laws with respect to the conduct of the businesses of HollySys Holdings; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of the HollySys Stockholders, none is threatened, alleging that HollySys Holdings has violated, or not complied with, any applicable Laws.

      3.8 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of the HollySys Stockholders, threatened against HollySys Holdings at law or in equity before any Governmental Authority. Neither HollySys Holdings, nor any of its properties is subject to any order, judgment, injunction or decree.

      3.9 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of HollySys Holdings are complete and correct in all material respects, and there have been no material transactions involving HollySys Holdings which are required to be set forth therein and which have not been so set forth.

      3.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HollySys Holdings or any HollySys Stockholder.

      3.11 Disclosure. No representation or warranty by HollySys Holdings or any HollySys Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CNCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      3.12 Acquisition of Chardan Sub Stock.

            (a) Acquisition Entirely for Own Account. The Chardan Sub Stock to be acquired by each HollySys Stockholder (or their respective designees) will be acquired for investment for such HollySys Stockholder's or such designee's own account and not with a view to the resale or distribution of any part thereof.

            (b) Disclosure of Information. Each HollySys Stockholder acknowledges that all of the SEC Reports (defined in Section 5.6) were fully available to it, and each HollySys Stockholder has reviewed and understands such reports. Each HollySys Stockholder acknowledges that it has received all the information that it has requested relating to CNCAC, the acquisition of the Chardan Sub Stock and the Chardan Merger. Each HollySys Stockholder further represents that it has had an opportunity to ask questions and receive answers from CNCAC regarding the terms and conditions of its acquisition of the Chardan Sub Stock and the Chardan Merger.

            (c) Accredited Investor. Each HollySys Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

            (d) Restricted Securities. Each HollySys Stockholder understands that it and its designees (if any) will acquire constitutes "restricted securities" from Chardan Sub under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration. Each HollySys Stockholder understands that the currently available exemption from registration under Rule 144 requires the securities to be held for one year before they can be sold in the United States.

            (e) Legends. It is understood that the certificates evidencing the Chardan Sub Stock shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

      3.13 Survival of Representations and Warranties. The representations and warranties of HollySys Holdings and each HollySys Stockholder set forth in
ARTICLE III of this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.9 and 3.12 shall survive without limitation as to time and the representations and warranties set forth in Section 06 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE IV
                    REPRESENTATION AND WARRANTIES RELATING TO
                     BJ HLS, HZ HLS AND HOLLYSYS SUBSIDIARY

      The HollySys Stockholders, jointly and severally, represent and warrant to CNCAC and Chardan Sub as of the Closing, as follows:

      4.1 The HollySys Subsidiary Stock.

            (a) Ownership. BJ HLS controls 70% of the shares of the HollySys Subsidiary, free and clear of all Liens. Except as indicated in the preceding sentence, there are no consignment, operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than HollySys or HollySys Holdings) the right to acquire or control any capital stock of HollySys Subsidiary, whether or not such rights are presently exercisable. Except as indicated in the preceding sentence, there are no operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than HollySys or HollySys Holdings) the right to any asset, income, dividend, distribution, property interest or direct or beneficial interest in any, or from any, of HollySys Subsidiary.

            (b) Capitalization. The authorized capital stock of HollySys Subsidiary is set forth on Exhibit A. All of the outstanding shares of capital stock of HollySys Subsidiary are validly issued, fully paid and non-assessable.

      4.2 Organization of BJ HLS, HZ HLS and HollySys Subsidiary. Each of BJ HLS, HZ HLS and HollySys Subsidiary is a corporate entity duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation as set forth on Schedule 4.2. Each of BJ HLS, HZ HLS and HollySys Subsidiary is duly qualified to do business in the jurisdictions in which the property owned, leased or operated by such entity or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 4.2), or if not so qualified, such failure or failures, in the aggregate, would not have a HollySys Material Adverse Effect. Neither BJ HLS, HZ HLS nor HollySys Subsidiary owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest, except as set forth on Schedule 4.2. Each of BJ HLS, HZ HLS and HollySys Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted and as presently contemplated to be conducted.

      4.3 No Conflict. Neither the execution nor delivery of this Agreement or any of the Transaction Documents or any of the other documents contemplated thereby nor the consummation of the transactions contemplated thereby will (i) except as set forth in Schedule 4.3, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the charter documents of BJ HLS, HZ HLS or HollySys Subsidiary or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which BJ HLS, HZ HLS or HollySys Subsidiary is a party or by which any of them (or any of the properties or assets of BJ HLS, HZ HLS or HollySys Subsidiary) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of BJ HLS, HZ HLS or HollySys Subsidiary; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which BJ HLS, HZ HLS or HollySys Subsidiary is a party, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to BJ HLS, HZ HLS or HollySys Subsidiary.

      4.4 Consents and Approvals. Except as listed and described on Schedule 4.4, the execution and delivery of the Transaction Documents by the HollySys Stockholders do not, and the performance of the Transaction Documents by each of them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent any of them from performing any of their material obligations under the Transaction Documents and would not cause a HollySys Material Adverse Effect.

      4.5 Financial Statements. Prior to the execution of this Agreement, HollySys has delivered to CNCAC consolidated balance sheets as at June 30, 2003, 2004 and 2005, and related consolidated statements of income and source and application of funds for the three years ended June 30, 2005, audited by HollySys's Accountants, and the notes, comments, schedules, and supplemental data therein (collectively, the "2005 Financial Statements") and an interim consolidated balance sheet as of September 30, 2005, and related consolidated statements of income and source and application of funds for the three months then ended, reviewed by HollySys's accountants (collectively, the "September Financial Statements"). The 2005 Financial Statements and September Financial Statements will be prepared in accordance with PRC GAAP reconciled to US GAAP or prepared in accordance with US GAAP throughout the periods indicated and fairly present the consolidated financial condition of HollySys at their respective dates and the consolidated results of the operations of HollySys for the periods covered thereby in accordance with PRC GAAP reconciled to US GAAP or in accordance with US GAAP. The 2005 Financial Statements and September Financial Statements are included in Schedule 4.5 of this Agreement.

      4.6 No Undisclosed Liabilities. Neither BJ HLS, HZ HLS nor HollySys Subsidiary has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the September Financial Statements, (b) those since September 30, 2005, incurred in the ordinary course of business and consistent with prior practice, (c) liabilities which individually are less than $200,000, or (d) liabilities disclosed (or exempt from disclosure) pursuant to sections 4.9, 4.12, 4.14, 4.16, or 4.24. The September Financial Statements and Schedule 4.6 together contain an accurate and complete list and description and all liabilities of BJ HLS, HZ HLS and HollySys Subsidiary whether or not reflected or reserved against on the September Financial Statements which individually exceeds US $200,000 or, if related liabilities, exceed $200,000 (or the equivalent of US $200,000).

      4.7 Real Property. The September Financial Statements and Schedule 4.7 together contain an accurate and complete list and description of all real estate owned by BJ HLS, HZ HLS and HollySys Subsidiary as well as any other real estate that is in the possession of or leased by BJ HLS, HZ HLS and HollySys Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists and accurately describes any leases under which any such Real Property is possessed (the "Real Estate Leases"). Neither BJ HLS, HZ HLS nor HollySys Subsidiary is in default under any of the Real Estate Leases, and neither BJ HLS, HZ HLS nor HollySys Subsidiary is aware of any default by any of the lessors thereunder.

      4.8 Certain Personal Property. The September Financial Statements and
Schedule 4.8 together contain an accurate and complete list and description of the material fixed assets of BJ HLS, HZ HLS and HollySys Subsidiary specifying the location of all material items of tangible personal property of BJ HLS, HZ HLS and HollySys Subsidiary that were included in its respective September Financial Statements.

      4.9 Non-Real Estate Leases. The September Financial Statements and
Schedule 4.9 together contain an accurate and complete list and description of all assets and property (other than Real Property and Real Estate Leases) that are used as of the date of this Agreement in the operation of the Business and that are possessed by BJ HLS, HZ HLS or HollySys Subsidiary under an existing lease. All of such leases are referred to herein as the "Non-Real Estate Leases." Neither BJ HLS, HZ HLS nor HollySys Subsidiary is in default under any of the Non-Real Estate Leases, and Neither BJ HLS, HZ HLS nor HollySys Subsidiary is aware of any default by any of the lessors hereunder.

      4.10 Accounts Receivable. The accounts receivable of HollySys, both (i) as reflected on the September Financial Statements, and (ii) created after September 30, 2005, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against on the HollySys financial statements, are good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

      4.11 Inventory. The inventory of HollySys and HollySys Subsidiary consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) reserves reflected in the respective September Financial Statements for spoiled and discontinued items.

      4.12 Contracts, Obligations and Commitments. Except as set forth in the September Financial Statements and on Schedule 4.12 together, other than the Real Estate Leases and the Non-Real Estate Leases, neither BJ HLS, HZ HLS nor HollySys Subsidiary has any existing contract, obligation or commitment (written or oral) of any nature (other than obligations involving payments of less than $500,000 individually), including without limitation the following:

            (a) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

            (b) Loans or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of BJ HLS, HZ HLS or HollySys Subsidiary or any agreement or instrument evidencing any guaranty by BJ HLS, HZ HLS or HollySys Subsidiary of payment or performance by any other Person;

            (c) Agreements of any kind relating to employment matters such as labor agreements or agreements providing for benefits under any plan;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services, except for purchase and sales orders in the ordinary course of business;

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which BJ HLS, HZ HLS or HollySys Subsidiary is a party or by which it is bound;

            (f) Agreements which limit the freedom of BJ HLS, HZ HLS or HollySys Subsidiary to compete in any line of business or in any geographic area or with any Person;

            (g) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in BJ HLS, HZ HLS or HollySys Subsidiary;

            (h) Any contract, commitment or arrangement not made in the ordinary course of business of BJ HLS, HZ HLS or HollySys Subsidiary; or

            (i) Agreements with any Governmental Authority.

Except as set forth on Schedule 4.12, each Contract to which BJ HLS, HZ HLS or HollySys Subsidiary is a party is a valid and binding obligation of such party and, to the best of the knowledge of BJ HLS, HZ HLS, HollySys Subsidiary and the HollySys Stockholders, is enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that neither BJ HLS, HZ HLS nor HollySys Subsidiary will terminate any Contract after the date hereof without the prior written consent of CNCAC, which consent shall not be unreasonably withheld or delayed), and neither BJ HLS, HZ HLS nor HollySys Subsidiary has breached any material provision of, nor is in default in any material respect under the terms of any of the Contracts.

      4.13 Licenses, Permits, Etc. Schedule 4.13 contains an accurate and complete list and description of all material Permits used in or necessary for the ownership and operation of the Business, and true, complete and accurate copies of all Permits previously have been delivered to CNCAC. BJ HLS, HZ HLS and HollySys Subsidiary possesses all Permits necessary, in all material respects, to own and operate its portion of the Business. All such Permits are in full force and effect and BJ HLS, HZ HLS and HollySys Subsidiary and the officers, directors and employees of BJ HLS, HZ HLS and HollySys Subsidiary have complied and BJ HLS, HZ HLS and HollySys Subsidiary will comply, and BJ HLS, HZ HLS and HollySys Subsidiary shall cause its respective officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. Neither BJ HLS, HZ HLS nor HollySys Subsidiary is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by BJ HLS, HZ HLS and HollySys Subsidiary with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business. True, complete and correct copies of Permits issued to BJ HLS, HZ HLS and HollySys Subsidiary have previously delivered to CNCAC.

      4.14 Intellectual Property Rights.

            (a) Intellectual Property. Schedule 4.14(a) contains an accurate and complete list and description of all Intellectual Property used by BJ HLS, HZ HLS and HollySys Subsidiary in connection with the Business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the Governmental Authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number.

            (b) Other Intellectual Property Rights. Schedule 4.14(b) includes an accurate and complete list and description of all material inventions and trade secrets that BJ HLS, HZ HLS and HollySys Subsidiary has formally documented and that are owned, used, controlled, authorized for use or held by, or licensed to, BJ HLS, HZ HLS and HollySys Subsidiary that relate to or are necessary to the Business, including as conducted at or prior to Closing or as proposed to be conducted by BJ HLS, HZ HLS and HollySys Subsidiary, together with a designation of the ownership thereof.

            (c) Software. Schedule 4.14(c) includes an accurate and complete list and description of all Software used by BJ HLS, HZ HLS and HollySys Subsidiary in connection with the Business, including as conducted at or prior to Closing or as proposed to be conducted by BJ HLS, HZ HLS and HollySys Subsidiary, together with a designation of ownership.

            (d) Out-Bound Licenses. Schedule 4.14(d) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which (i) any Person is authorized to use any Intellectual Property rights used in connection with the Business or (ii) any right of BJ HLS, HZ HLS or HollySys Subsidiary in, or such entity's use of, any Intellectual Property right used in connection with the Business is otherwise materially affected.

            (e) In-Bound Licenses. Schedule 4.14(e) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which BJ HLS, HZ HLS and HollySys Subsidiary is authorized to use, or can be authorized to use (through, for example, the grant of a sublicense), any Intellectual Property owned by any other Person (including any rights enjoyed by BJ HLS, HZ HLS and HollySys Subsidiary by reason of its relationship with one of its affiliates) in connection with the Business.

            (f) Ownership. As of the date hereof, BJ HLS, HZ HLS and HollySys Subsidiary owns, and at the Closing Date, will own all right, title and interest in and to all Intellectual Property rights used in connection with the Business, and those Intellectual Property rights were developed and created solely by employees of such entity acting within the scope of their employment or by third parties (all of which employees and third parties have validly and irrevocably assigned all of their rights therein to such entity) and BJ HLS, HZ HLS and HollySys Subsidiary is duly and validly licensed to use all other Intellectual Property used in connection with the Business, free and clear of royalties (except as otherwise set forth in Schedule 4.14(g)). Neither BJ HLS, HZ HLS nor HollySys Subsidiary has assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual Property used in connection with the Business.

            (g) Royalties. Except for licenses listed and accurately and completely described on the September Financial Statements or Schedule 4.14(g) as royalty-bearing, there are (and will be upon Closing) no royalties, honoraria, fees, or other payments payable by BJ HLS, HZ HLS or HollySys Subsidiary to any Person by reason of the ownership, use, license, sale, or disposition of any Intellectual Property used in connection with the Business.

            (h) Infringement. The Intellectual Property used in connection with the Business by BJ HLS, HZ HLS and HollySys Subsidiary does not infringe or misappropriate any Intellectual Property rights of any Person under the laws of any jurisdiction.

No notice, claim or other communication (in writing or otherwise) has been received from any Person: (A) asserting any ownership interest in any material Intellectual Property used in connection with the Business; (B) asserting any actual, alleged, possible or potential infringement, misappropriation or unauthorized use or disclosure of any Intellectual Property used in connection with the Business, defamation of any Person, or violation of any other right of any Person (including any right to privacy or publicity) by BJ HLS, HZ HLS or HollySys Subsidiary or relating to the Intellectual Property used in connection with the Business; or (C) suggesting or inviting BJ HLS, HZ HLS or HollySys Subsidiary to take a license or otherwise obtain the right to use any Intellectual Property in connection with the Business. To the best of its knowledge, no Person is infringing, misappropriating, using or disclosing in an unauthorized manner any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by BJ HLS, HZ HLS or HollySys Subsidiary.

            (i) Proceedings. Except as set forth on Schedule 4.14(i), there are no current or, to the best of its knowledge, threatened Proceedings (including but not limited to any interference, reexamination, cancellation, or opposition proceedings) arising out of a right or claimed right of any person before any Governmental Authority anywhere in the world related to any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by BJ HLS, HZ HLS or HollySys Subsidiary.

      4.15 Title to and Condition of Assets.

            (a) BJ HLS, HZ HLS and HollySys Subsidiary has good and marketable title to all the properties and assets owned by it. Except as set forth in the September Financial Statements and Schedule 4.15 together, none of such properties and assets is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

            (b) To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, except as set forth in Schedule 4.15, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having jurisdiction over any of the Real Property, and every instrumentality or agency thereof. There are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Person, including without limitation any Governmental Authority, except such requests of employees as have been denied in the exercise of prudent business and operational practices. There are no outstanding contracts made by BJ HLS, HZ HLS or HollySys Subsidiary for any improvements to the Real Property which have not been fully paid for. No person, other than BJ HLS, HZ HLS and HollySys Subsidiary, owns any equipment or other tangible assets or properties situated on the Real Property or necessary to the operation of the Business, except for leased items disclosed in Schedule
4.9 hereto.

            (c) The use and operation of the Real Property is in full compliance in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and, effective as of the Closing, BJ HLS, HZ HLS and HollySys Subsidiary shall have the right under all Laws to continue the use and operation of the Real Property in the conduct of the Business. Neither BJ HLS, HZ HLS nor HollySys Subsidiary has received any notice of any violation (or claimed violation) of or investigation regarding any Laws.

            (d) To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner which would have a HollySys Material Adverse Effect on the condition (financial or otherwise), assets, operations or results of operations of BJ HLS, HZ HLS or HollySys Subsidiary, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property. To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, the Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use under any Law.

            (e) Neither BJ HLS, HZ HLS nor HollySys Subsidiary has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real Property, nor has BJ HLS, HZ HLS or HollySys Subsidiary received written notice of any special assessment proceedings affecting any of the Real Property.

            (f) To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all Laws. To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, no fact or condition exists which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

            (g) All Permits, certificates, easements and rights of way, including proof of dedication, required from all governmental entities having jurisdiction over the Real Property for the use and operation of the Real Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

            (h) Neither BJ HLS, HZ HLS nor HollySys Subsidiary has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (i) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

            (j) There are no encroachments or other facts or conditions affecting the Real Property that would be revealed by an accurate survey thereof which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

      4.16 Taxes, Tax Returns and Audits. Except as specifically set forth in the September Financial Statements or Schedule 4.16, (i) BJ HLS, HZ HLS and HollySys Subsidiary has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by BJ HLS, HZ HLS and HollySys Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes that are due from or may be asserted against BJ HLS, HZ HLS and HollySys Subsidiary (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of BJ HLS, HZ HLS and HollySys Subsidiary or are being contested in good faith by appropriate proceedings, (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to BJ HLS, HZ HLS or HollySys Subsidiary and which could have a HollySys Material adverse effect, (iv) Neither BJ HLS, HZ HLS nor HollySys Subsidiary has given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of BJ HLS, HZ HLS and HollySys Subsidiary are in force as of the date hereof. Schedule 4.16 sets forth all accurate and complete list of each taxing authority to which BJ HLS, HZ HLS and HollySys Subsidiary are required or may be required to file notices, returns or payments, with a brief description of the tax or exemption applicable to BJ HLS, HZ HLS and HollySys Subsidiary.

      4.17 Absence of Certain Changes. Except as set forth on Schedule 4.17 or agreed by CNCAC in advance and incurred in ordinary business in compliance with past practice, neither BJ HLS, HZ HLS nor HollySys Subsidiary has, since September 30, 2005:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) borrowed or agreed to borrow any funds exceeding $1,000,000 (or other currency equivalent) except current bank borrowings not in excess of the amount thereof shown on the September Financial Statements;

            (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $1,000,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (d) discharged or satisfied any encumbrance exceeding $1,000,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the 2005 Financial Statements and liabilities incurred since June 30, 2005 in the ordinary course of business and consistent with prior practice;

            (e) sold, transferred, leased to others or otherwise disposed of any assets exceeding $1,000,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $1,000,000 (or other currency equivalent) (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, a HollySys Material Adverse Effect;

            (g) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have a HollySys Material Adverse Effect;

            (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

            (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of BJ HLS, HZ HLS or HollySys Subsidiary or any affiliate of any shareholder of BJ HLS, HZ HLS or HollySys Subsidiary, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any shareholder of BJ HLS, HZ HLS or HollySys Subsidiary or any affiliate of any shareholder of any BJ HLS, HZ HLS or HollySys Subsidiary, whether on account of debt, management fees or otherwise;

            (j) suffered any other material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

      4.18 Employee Plans; Labor Matters. The 2005 Financial Statements and
Schedule 4.18 together contain an accurate and complete list and description of all employee benefits, including without limitation pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which BJ HLS, HZ HLS and HollySys Subsidiary are obligated to pay, including amounts and recipients of such payments. Except as disclosed in the September Financial Statements or Schedule 4.18, BJ HLS, HZ HLS and HollySys Subsidiary has complied with all applicable Laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits. All contributions or payments required to be made by BJ HLS, HZ HLS and HollySys Subsidiary with respect to employee benefits have been made on or before their due dates. Except as disclosed in the 2005 Financial Statements or Schedule 4.18, all such contributions and payments required to be made by any employees of HollySys Subsidiary with respect to the employee benefits have been fully deducted and paid to the relevant Governmental Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of BJ HLS, HZ HLS or HollySys Subsidiary.

      4.19 Compliance with Law. The Business has been conducted, and is now being conducted, by BJ HLS, HZ HLS and HollySys Subsidiary in compliance in all material respects with all applicable Laws. Neither BJ HLS, HZ HLS nor HollySys Subsidiary and no officers, directors and employees of BJ HLS, HZ HLS or HollySys Subsidiary (i) is, and during the past five years was, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the Business; and (ii) has received any notice from any Governmental Authority, and to the best of its knowledge, no Action is threatened which alleges that BJ HLS, HZ HLS or HollySys Subsidiary has violated, or not complied with, any of the above.

      4.20 No Illegal or Improper Transactions. Neither BJ HLS, HZ HLS nor HollySys Subsidiary nor any other officer, director, employee, agent or affiliate of BJ HLS, HZ HLS or HollySys Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner which is in violation of any applicable policy of BJ HLS, HZ HLS or HollySys Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for BJ HLS, HZ HLS or HollySys Subsidiary,
(ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty.

      4.21 Related Transactions. Except as set forth in the 2005 Financial Statements or Schedule 4.21, and except for compensation to employees for services rendered, neither BJ HLS, HZ HLS nor HollySys Subsidiary and no other current or former director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the Exchange Act) of BJ HLS, HZ HLS or HollySys Subsidiary is presently, or during the last three fiscal years has been, (a) a party to any transaction with any BJ HLS, HZ HLS or HollySys Subsidiary (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of BJ HLS, HZ HLS or HollySys Subsidiary nor does any such Person receive income from any source other than BJ HLS, HZ HLS or HollySys Subsidiary which relates to the business of, or should properly accrue to, BJ HLS, HZ HLS or HollySys Subsidiary.

      4.22 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of BJ HLS, HZ HLS and HollySys Subsidiary are complete and correct in all material respects, and there have been no material transactions involving BJ HLS, HZ HLS or HollySys Subsidiary which are required to be set forth therein and which have not been so set forth.

      4.23 Insurance. Schedule 4.23 sets forth a complete list and complete and accurate description of all insurance policies maintained by BJ HLS, HZ HLS and HollySys Subsidiary which are in force as of the date hereof and the amounts of coverage thereunder. During the past three years, neither BJ HLS, HZ HLS nor HollySys Subsidiary has been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in Schedule 4.23 hereto. Such insurance is adequate to protect BJ HLS, HZ HLS and HollySys Subsidiary and its financial condition against the risks involved in the conduct of the Business.

      4.24 Litigation. Except as set forth in Schedule 4.24, there are no Actions by any Governmental Authority or Person by or against BJ HLS, HZ HLS or HollySys Subsidiary, nor to the best of its knowledge, any threatened Action by any Governmental Authority or Person against BJ HLS, HZ HLS or HollySys Subsidiary. Neither BJ HLS, HZ HLS nor HollySys Subsidiary or any of their respective property is subject to any Action by a Governmental Authority or Person which would cause a HollySys Material Adverse Effect.

      4.25 Settled Litigation. Schedule 4.25 sets forth a description of all threatened, withdrawn, settled or litigated claims against BJ HLS, HZ HLS or HollySys Subsidiary during the last three years.

      4.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder.

      4.27 Affiliates. BJ HLS owns the following interests: (i) 37.5% of New Huake Electronics Technology Co., Ltd.; (ii) 40% of HollySys Electric Tech. Co., Ltd.; (iii) 40% of HollySys information Technology Co., Ltd., (iv) 89.11% of Beijing HollySys Zhonghao Automation Engineering Technology Co., Ltd.; (v) 16.96% of Beijing HollySys Hengye Science & Technology Co., Ltd.; (vi) 72% of Shenzhen HollySys Automation Engineering Co., Ltd.; (vii) 5% of Zhongjijing Investment & Consulting Co., Ltd.; (viii) 20% of HollySys Equipment Technology Co., Ltd. and (ix) 50% of Beijing Tech-Energy Co. (collectively, the "Affiliates"). There are no contracts between any Affiliate and either BJ HLS and HZ HLS that would require disclosure under Section 4.12 or licenses of Intellectual Property Rights to an Affiliate by either BJ HLS, HZ HLS or the HollySys Subsidiary that would require disclosure under Section 4.14.

      4.28 Disclosure. No representation or warranty by BJ HLS, HZ HLS, HollySys Subsidiary or each HollySys Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CNCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      4.29 Survival of Representations and Warranties. The representations and warranties of BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder set forth in ARTICLE IV of this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 shall survive without limitation as to time and the representations and warranties set forth in Section 4.16 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CNCAC

      CNCAC represents and warrants to HollySys Holdings, BJ HLS, HZ HLS and each HollySys Stockholder as follows, and after Chardan Sub has been set up by CNCAC, the representations and warranties set forth in Section 5.2(c), 5.3, 5.4, 5.6, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 apply to Chardan Sub:

      5.1 Organization. CNCAC is, and Chardan Sub will be, a corporation duly organized, validly existing and in good standing under the law of Delaware and BVI, respectively.

      5.2 Capitalization.

            (a) Capitalization.

                  (i) The authorized capital stock of CNCAC includes 20,000,000 shares of common stock and 1,000,000 shares of preferred stock of which 7,000,000 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are warrants outstanding to purchase up to 11,500,000 shares of common stock at a current exercise price of $5.00 per share (the number and price subject to adjustment), expiring August 2, 2009 and an option to purchase 250,000 units exercisable at $7.50 per unit, with each unit being comprised of one share of common stock and two warrants, with each such warrant issuable upon exercise of a unit being exercisable for one share at $6.65. Except as set forth in this Section 5.2, there are no other options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of CNCAC.

                  (ii) As of the Closing, the authorized capital stock of Chardan Sub will include 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 100 shares of common stock will be issued and outstanding held by CNCAC and no shares of preferred stock will be issued and outstanding. As of the Closing, there will be no options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of Chardan Sub.

                  (iii) Upon the merger of CNCAC with and into Chardan Sub, for the purpose of re-domestication into the BVI, (i) each outstanding share of CNCAC will be converted into one share of Chardan Sub, and the existing 100 shares of Chardan Sub Stock issued and outstanding will be extinguished as a contribution to capital, and (ii) there will be assumed the obligation to issue shares of common stock upon exercise of the currently outstanding CNCAC warrants and options.

                  (iv) Upon the acquisition of HollySys Holdings as contemplated by this Agreement, there will be issued the shares of CNCAC as set forth elsewhere in this Agreement.

            (b) Ownership. CNCAC will be the registered and sole beneficial owner of all the currently issued and outstanding shares of Chardan Sub Stock, aggregating 100 shares.

            (c) Disputes. There are no disputes, arbitrations or litigation proceedings involving CNCAC with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of CNCAC.

            (d) Issuances. Except for the issuance of common stock, warrants and options as set forth in the SEC Reports of Chardan and the Registration Statement on Form S-1, SEC Registration Statement No. 333-125016, there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of CNCAC.

      5.3 Authority and Corporate Action; No Conflict.

            (a) CNCAC has all necessary corporate power and authority to enter this Agreement and, subject to the requirement to obtain stockholder approval, to consummate the transactions contemplated hereby. Except for the actions required to redomesticate CNCAC in the British Virgin Islands, all board of directors action necessary to be taken by CNCAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement has been duly executed and delivered by CNCAC and constitutes the valid, binding, and enforceable obligation of CNCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of stockholder approval.

            (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by CNCAC nor (assuming receipt of stockholder approval) the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under,
(A) the Certificate of Incorporation or By-Laws of CNCAC or (B) any law, statute, regulation, order, judgment or decree or any instrument contract or other agreement to which CNCAC is a party or by which CNCAC (or any of the properties or assets of CNCAC) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of CNCAC; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which CNCAC is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to CNCAC.

      5.4 Consents and Approvals. Other than the requirement to obtain stockholder approval and satisfy the redomestication and merger requirements of Delaware and the British Virgin Islands, the execution and delivery of this Agreement and the Transaction Documents by CNCAC does not, and the performance of this Agreement and the Transaction Documents by each will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents.

      5.5 Valid Issuance of Chardan Sub Stock. The shares of Chardan Sub Stock to be issued to the HollySys Stockholders will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of Chardan Sub in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

      5.6 Financial Statements.

            (a) The audited consolidated financial statements and the unaudited consolidated financial statements of CNCAC included in CNCAC's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of CNCAC as of the dates thereof and CNCAC's results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount). The balance sheet of CNCAC as of September 30, 2005 that is included in such financial statements is referred to herein as "CNCAC's Balance Sheet."

            (b) Attached hereto as Schedule 5.6(b) is an unaudited, unreviewed balance sheet of CNCAC prepared by management of CNCAC as of a date within seven days prior to the date of this Agreement, prepared in accordance with GAAP, applied on a consistent basis with prior practice of CNCAC.

      5.7 SEC Reports.

            (a) CNCAC has delivered to HollySys or has made available by publicly available filing, (i) CNCAC's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (ii) CNCAC's prospectus, dated August 2, 2005, relating to its initial public offering of securities, and (iii) all other reports filed by CNCAC under the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

            (b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all material respects with the requirements of the Laws applicable to CNCAC for such SEC Report, including the Securities Act and the Exchange Act.

            (c) Each SEC Report as of its filing date and the prospectus referred to in clause (iii) of Section 5.7(a), as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. CNCAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

      5.8 Trust Fund. As of the date hereof and at the Closing Date, CNCAC has and will have no less than $30,000,000 invested in Government Securities in a trust account with Lehman Brothers, administered by Continental Stock Transfer & Trust Company, less such amounts, if any, as CNCAC is required to pay to stockholders who elect to have their shares redeemed in accordance with the provisions of CNCAC's Certificate of Incorporation.

      5.9 No Undisclosed Liabilities. CNCAC does not have any liabilities, debts or cash contingencies, pledges in any form, obligations, undertakings or arrangements, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on CNCAC's Balance Sheet; and (b) those incurred since September 30, 2005 in the ordinary course of business and consistent with prior practice.

      5.10 Absence of Certain Changes. Except as contemplated by this Agreement and those incurred in ordinary business consistent with past practice, CNCAC has not, since September 30, 2005:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) been removed from trading on the OTC-BB because of a breach or violation of any applicable laws, or received notice by any security supervisory agencies warning or punishing CNCAC due to a violation of exchange market rules or receive notice of termination or suspension in trading on the OTC-BB, except for suspensions for trading in normal situations;

            (c) borrowed or agreed to borrow any funds exceeding $200,000, except current bank borrowings not in excess of the amount thereof shown on the Balance Sheet;

            (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (e) discharged or satisfied any encumbrance exceeding $200,000 other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Balance Sheet and liabilities incurred since September 30, 2005 in the ordinary course of business and consistent with prior practice;

            (f) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000, except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (g) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, a material adverse effect on the business or financial condition of CNCAC ("CNCAC Material Adverse Effect");

            (h) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have a CNCAC Material Adverse Effect;

            (i) suffered any other serious material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (j) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (i)).

      5.11 Compliance with Law. The business of CNCAC has been conducted, and is now being conducted, in compliance in all material respects with all applicable Laws. CNCAC and its officers, directors and employees (i) are not, and during the periods of CNCAC's existence were not, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the businesses of CNCAC; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of CNCAC none is threatened, alleging that CNCAC has violated, or not complied with, any of the above.

      5.12 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of CNCAC, threatened against CNCAC at law or in equity before any Governmental Authority. Neither CNCAC nor any of their property is subject to any order, judgment, injunction or decree that would have a material adverse effect on the business or financial condition of CNCAC.

      5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of CNCAC.

      5.14 Survival of Representations and Warranties. The representations and warranties of CNCAC set forth in this Agreement shall survive the Closing for a period of four years, except that the representations in Section 5.2 shall survive without limitation as to time.

      5.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of CNCAC are complete and correct in all material respects, and there have been no material transactions involving CNCAC which are required to be set forth therein and which have not been so set forth.

      5.16 Disclosure. No representation or warranty by CNCAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to BJ HLS, HZ HLS or the HollySys Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI
                COVENANTS REGARDING HOLLYSYS, HOLLYSYS SUBSIDIARY
                          AND THE HOLLYSYS STOCKHOLDERS

      6.1 Conduct of the Business. Each HollySys Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or with the prior written consent of CNCAC, they shall, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to:

            (a) conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, except as required to reorganize for the purpose of satisfying Section 6.14 hereof, to preserve substantially intact the business organization of BJ HLS, HZ HLS and HollySys Subsidiary, to keep available the services of the current employees of BJ HLS, HZ HLS and HollySys Subsidiary, to preserve the current relationships of BJ HLS, HZ HLS and HollySys Subsidiary with customers and other persons with which BJ HLS, HZ HLS and HollySys Subsidiary has significant business relations and to comply with all Laws;

            (b) except as required to reorganize for the purpose of satisfying
Section 6.14 hereof, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the stock of HollySys Holdings, BJ HLS, HZ HLS, or HollySys Subsidiary, or enter into any discussions or negotiations with any other party to do so;

            (c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of BJ HLS, HZ HLS or HollySys Subsidiary, other than consistent with past practices and in the ordinary course of business of BJ HLS, HZ HLS and HollySys Subsidiary or enter into any discussions or negotiations with any other party to do so;

            (d) except as required to reorganize for the purpose of satisfying
Section 6.14 hereof, not issue any shares of capital stock of HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary or any options therefor or any securities convertible into or exchangeable for capital stock of HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary or enter into any agreements in respect of the ownership or control of such capital stock;

            (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of BJ HLS, HZ HLS or HollySys Subsidiary;

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of BJ HLS, HZ HLS or HollySys Subsidiary or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) not to amend the Memorandum and Articles of Association (or other organizational documents) of HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary;

            (h) except as required to reorganize for the purpose of satisfying
Section 6.14, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      6.2 Access to Information. Between the date of this Agreement and the Closing Date, the HollySys Stockholders will, and will use their best efforts to cause BJ HLS, HZ HLS and HollySys Subsidiary to, (i) permit CNCAC and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of BJ HLS, HZ HLS, HollySys Subsidiary and the Business; (ii) permit CNCAC and its Representatives to make such inspections thereof as CNCAC may reasonably request; and (iii) furnish CNCAC and its Representatives with such financial and operating data (including without limitation the work papers of HollySys's Accountants) and other information with respect to HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary and the Business as CNCAC may from time to time reasonably request.

      6.3 Insurance. Through the Closing Date, the HollySys Stockholders shall use their best efforts to cause BJ HLS, HZ HLS and HollySys Subsidiary to maintain insurance policies providing insurance coverage for the Business and the assets of BJ HLS, HZ HLS and HollySys Subsidiary of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

      6.4 Protection of Confidential Information; Non-Competition.

            (a) Confidential Information. Each HollySys Stockholder acknowledges that:

                  (i) As a result of their stock ownership of and employment by BJ HLS, HZ HLS HollySys Subsidiary, they have obtained secret and confidential information concerning the Business including, without limitation, financial information, trade secrets and "know-how," customers, and certain methodologies ("Confidential Information").

                  (ii) BJ HLS, HZ HLS and HollySys Subsidiary will suffer substantial damage which will be difficult to compute if they should divulge Confidential Information or enter a business competitive with that of BJ HLS, HZ HLS or HollySys Subsidiary.

                  (iii) The provisions of this Section are reasonable and necessary for the protection of the Business.

            (b) Maintain Confidentiality. Each HollySys Stockholder agrees to not at any time after the date hereof divulge to any person or entity any Confidential Information obtained or learned as a result of stock ownership of BJ HLS, HZ HLS or HollySys Subsidiary and employment by BJ HLS, HZ HLS or HollySys Subsidiary except (i) with the express written consent of CNCAC on or before the Closing Date and of Chardan Sub's Board of Directors thereafter; (ii) to the extent that any such information is in the public domain other than as a result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. If any HollySys Stockholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, it will promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, BJ HLS, HZ HLS or HollySys Subsidiary and, at the expense of BJ HLS, HZ HLS or HollySys Subsidiary, shall: (i) take all reasonably necessary steps required by BJ HLS, HZ HLS or HollySys Subsidiary to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit BJ HLS, HZ HLS or HollySys Subsidiary to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

            (c) Records. At the Closing, each HollySys Stockholder will promptly deliver to BJ HLS, HZ HLS and HollySys Subsidiary all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business and all property associated therewith, which they then possess or have under their control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with BJ HLS, HZ HLS and HollySys Subsidiary.

            (d) Non-Compete. During the Non-Competition Period, no HollySys Stockholder, without the prior written permission of HollySys Holdings, shall, anywhere in the PRC, Hong Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below);
(ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by BJ HLS, HZ HLS, HollySys Subsidiary or any other HollySys Stockholder in the six-month period prior to the date that all relationships of such person terminates with BJ HLS, HZ HLS, HollySys Subsidiary or other HollySys Stockholder; or (v) solicit, interfere with, or endeavor to entice away from BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder, for the benefit of a Competitive Business, any of its customers or other persons with whom BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder has a business relationship. However, nothing in this Agreement shall preclude them from investing their personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in their beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

            (e) Injunctive Relief. If any HollySys Stockholder breaches, or threatens to breach, any of the provisions of Sections 6.4(b), (c) or (d), BJ HLS, HZ HLS and HollySys Subsidiary shall have the right and remedy to have the provisions of this Section 6.4 specifically enforced by any Governmental Authority, it being acknowledged and agreed by each HollySys Stockholder that any such breach or threatened breach will cause irreparable injury to BJ HLS, HZ HLS and HollySys Subsidiary and that money damages will not provide an adequate remedy.

            (f) Modification of Scope. If any provision of Sections 6.4(b), (c) or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

            (g) Competitive Business. As used in this Agreement,

                  (i) "Competitive Business" means any business which operates in any aspect of the Business; and

                  (ii) "Non-Competition Period" means the period beginning on the Closing Date and ending on the later of five years from the Closing Date or two years after the date all relationships between the HollySys Stockholder and BJ HLS, HZ HLS or HollySys Subsidiary have been terminated, including relationships as a consultant or employee.

      6.5 Post-Closing Assurances. From time to time after the Closing, at CNCAC's request, the HollySys Stockholders will, and will use their best efforts to cause BJ HLS, HZ HLS and HollySys Subsidiary to, take such other actions and execute and deliver such other documents, certifications and further assurances as CNCAC may reasonably require in order to manage and operate BJ HLS, HZ HLS and HollySys Subsidiary and the Business, including but not limited to executing such certificates as may be reasonably requested by CNCAC's Accountants in connection with any audit of the financial statements of BJ HLS, HZ HLS and HollySys Subsidiary for any period through the Closing Date.

      6.6 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, the HollySys Stockholders agree that they will not, and will use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary not to, (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or of any part of their respective assets or the Business (in whole or in part), nor shall any HollySys Stockholder, HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Each HollySys Stockholder shall immediately notify CNCAC of any such inquiries or proposals or requests for information for such purpose.

      6.7 No Securities Transactions. No HollySys Stockholder nor any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of CNCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The HollySys Stockholders shall use their best efforts to require each of the officers, directors, employees, agents and Representatives of HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to comply with the foregoing requirement.

      6.8 Fulfillment of Conditions. The HollySys Stockholders shall use their best efforts to fulfill, and to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to fulfill, the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and
(b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of each HollySys Stockholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

      6.9 Disclosure of Certain Matters. From the date hereof through the Closing Date, each HollySys Stockholder shall give CNCAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement,
(b) would cause any of the representations and warranties of each HollySys Stockholder contained herein to be inaccurate or otherwise misleading, (c) gives the HollySys Stockholder any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of BJ HLS, HZ HLS or HollySys Subsidiary or (e) would require any amendment or supplement to the Proxy Statement.

      6.10 Regulatory and Other Authorizations; Notices and Consents.

            (a) The HollySys Stockholders shall use, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to use, their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with CNCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) The HollySys Stockholders shall give, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to give, promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as CNCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

            (c) CNCAC shall cooperate and use all reasonable efforts to assist HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder in giving such notices and obtaining such consents and estoppel certificates; provided, however, that CNCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which CNCAC in its sole discretion may deem adverse to the interests of CNCAC, HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the Business.

      6.11 Use of Intellectual Property. Each HollySys Stockholder acknowledges that from and after the Closing, all the Intellectual Property of any kind related to or used in connection with the Business shall be owned by BJ HLS, HZ HLS or HollySys Subsidiary, that no HollySys Stockholder nor any of their affiliates shall have any rights in the Intellectual Property and that no HollySys Stockholder nor any of their affiliates will contest the ownership or validity of any rights of Chardan Sub, HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary in or to the Intellectual Property.

      6.12 Related Tax. Each HollySys Stockholder covenants and agrees to pay any tax and duties assessed on the part of such HollySys Stockholder in connection with, or as a result of the issuance of the Chardan Sub Stock and other consideration received pursuant to this Agreement required by any Governmental Authority.

      6.13 HollySys Acquisition. The HollySys Stockholders shall do, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to do, all things necessary in order to effectuate and consummate the HollySys Holdings Stock Purchase.

      6.14 HollySys Holdings. The HollySys Stockholders shall use their best efforts to complete the restructuring related to the formation and ownership of HollySys Holdings. The HollySys Stockholders shall use their best efforts to have HollySys Holdings obtain any required approval from its stockholders for the HollySys Holdings Stock Purchase.

      6.15 HollySys Proxy Information. As a condition to CNCAC calling and holding the Stockholder Meeting (as hereinafter defined), the HollySys Stockholders will furnish, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to furnish, to CNCAC such information as is reasonably required by CNCAC for the preparation of the Proxy Statement (as hereinafter defined) in accordance with the requirements of the Commission (as hereinafter defined), including full and accurate descriptions of the Business, material agreements affecting the Business, BJ HLS, HZ HLS and HollySys Subsidiary and the reorganization of BJ HLS, HZ HLS and HollySys Subsidiary, the HollySys Stockholders and the audited consolidated financial statements of HollySys and HollySys Subsidiary for each of the three years ended June 30, 2005, which financial statements will include a balance sheet, statement of operations and statement of cash flows, prepared in accordance with either PRC GAAP reconciled to US GAAP or entirely in US GAAP, together with footnotes and interim consolidated quarterly financial statements for the quarter ended September 30, 2005, as required by the rules and regulations of the Commission for combination proxy statement disclosure (collectively, "HollySys Proxy Information"). The HollySys Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the HollySys Proxy Information not misleading.

      6.16 Interim Financial Information. From the date of this Agreement until the Closing, the HollySys Stockholders shall use their best efforts to cause BJ HLS and HZ HLS to provide to CNCAC a copy of (i) the monthly internal management report of financial information concerning BJ HLS, HZ HLS and HollySys Subsidiary on an individual and consolidated basis, and (ii) a monthly pro forma balance sheet and income statement on an individual and consolidated basis for BJ HLS, HZ HLS and HollySys Subsidiary. The above interim financial information shall be delivered to CNCAC within twenty-five (25) days after each monthly anniversary of the date of this Agreement. BJ HLS, HZ HLS and HollySys Subsidiary will prepare the above financial information in good faith in accordance with PRC GAAP.

                                  ARTICLE VII
                               COVENANTS OF CNCAC

      7.1 Conduct of the Business. CNCAC covenants and agrees that, from the date hereof through the Closing Date, except (i) in the context of an unsolicited, bona fide written proposal for a superior transaction or consummation of a superior transaction, (ii) as otherwise set forth in this Agreement or (iii) with the prior written consent of the HollySys Stockholders, it shall:

            (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of their business, except as required to reorganize for the purpose of redomestication, to preserve substantially intact the business organization of each CNCAC and Chardan Sub (when established), to preserve the current relationships of CNCAC and Chardan Sub with customers and other persons with which they have has significant business relations and to comply with all Laws;

            (b) except as required to reorganize for the purpose of redomestication, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of CNCAC or Chardan Sub (when established);

            (c) except as required to reorganize for the purpose of redomestication, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of CNCAC and Chardan Sub (when established), other than consistent with past practices and in the ordinary course of business of CNCAC and Chardan Sub (when established);

            (d) except as required to reorganize for the purpose of redomestication, not issue any shares of capital stock of CNCAC and Chardan Sub (when established) or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of CNCAC and Chardan Sub (when established) or any options therefor or any securities convertible into or exchangeable for capital stock of CNCAC and Chardan Sub (when established) or enter into any agreements in respect of the ownership or control of such capital stock;

            (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of CNCAC and Chardan Sub (when established) or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of CNCAC and Chardan Sub (when established);

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of CNCAC and Chardan Sub (when established) or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) except as required to reorganize for the purpose of redomestication, not to amend the Certificate of Incorporation or By-laws or Memorandum and Articles of Association (or other organizational documents) of CNCAC and Chardan Sub (when established);

            (h) except as required to reorganize for the purpose of redomestication, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      7.2 Stockholder Meeting. CNCAC shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement as required by CNCAC's Certificate of Incorporation. The directors of CNCAC shall recommend to its stockholders that they vote in favor of the adoption of such matter. In connection with such meeting, CNCAC (a) will file with the Securities and Exchange Commission ("Commission") as promptly as practicable a proxy statement/prospectus meeting the requirements of the Exchange Act ("Proxy Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the Commission, will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting. As a condition to the filing and distribution to the CNCAC stockholders of the Proxy Statement, CNCAC will have received the HollySys Proxy Information. The Proxy Statement will also seek stockholder approval for adoption of the option plan contemplated by Section 8.9.

      7.3 Fulfillment of Conditions. From the date hereof to the Closing Date, CNCAC shall use its best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and
(b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CNCAC in such manner that on the Closing Date the representations and warranties of CNCAC contained herein shall be accurate as though then made).

      7.4 Disclosure of Certain Matters. From the date hereof through the Closing Date, CNCAC shall give the HollySys Stockholders prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement,
(b) would cause any of the representations and warranties of CNCAC contained herein to be inaccurate or otherwise misleading, (c) gives CNCAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of CNCAC, or (e) would require any amendment or supplement to the Proxy Statement.

      7.5 Chardan Sub Incorporation. CNCAC will cause Chardan Sub to be incorporated and duly organized, to adopt the Plan of Merger, to effectuate the Chardan Merger, to issue the Chardan Sub Stock and to do all other things as are necessary for it to do as a constituent corporation to the Chardan Merger. The covenants as set forth in Section 7.3, 7.4 shall apply to Chardan Sub after it has been formed.

      7.6 Post-Closing Assurances. CNCAC and Chardan Sub from time to time after the Closing, at the request of HollySys Holdings or the HollySys Stockholders will take such other actions and execute and deliver such other documents, certifications and further assurances as HollySys Holdings or HollySys Stockholders may reasonably require in order to manage and operate CNCAC and Chardan Sub and the Business, including but not limited to executing such certificates as may be reasonably requested by HollySys Holdings or HollySys Stockholders' Accountants in connection with any audit of the financial statements of CNCAC and Chardan Sub for any period through the Closing Date.

      7.7 Regulatory and Other Authorizations; Notices and Consents.

            (a) CNCAC and Chardan Sub (when established) shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with HollySys Holdings or HollySys Stockholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) CNCAC and Chardan Sub (when established) shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as HollySys Holdings or HollySys Stockholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      7.8 Books and Records.

            (a) On and after the Closing Date, CNCAC will cause Chardan Sub (when established) to permit the HollySys Stockholders and their Representatives, during normal business hours, to have access to and to examine and make copies of all books and records of HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary which are delivered to CNCAC pursuant to this Agreement and which relate to the Business, BJ HLS, HZ HLS or HollySys Subsidiary or to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to the HollySys Stockholders in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which the HollySys Stockholders are a party to the proceeding or in which they have a reasonable business interest.

            (b) CNCAC will cause Chardan Sub to preserve and keep all books and records with respect to HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and the Business for a period of at least seven years from the Closing Date. After such seven year period, before Chardan Sub (when established) shall dispose of any such books and records, at least 90 days' prior written notice to such effect shall be given by Chardan Sub to the HollySys Stockholders and the HollySys Stockholders shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books or records as they may select.

      7.9 Nasdaq Listing. After making the initial filing of the Proxy Statement with the Commission, CNCAC shall apply to have the shares of Chardan Sub listed in the Nasdaq National Market following the Closing.

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES

      8.1 Other Information. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of HollySys, it is necessary that either Party be furnished with additional information relating to HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary or the Business, and such information is in the possession of the other Party, such Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

      8.2 Mail Received After Closing.

            (a) If Chardan Sub, HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary receives after the Closing any mail or other communications addressed to any HollySys Stockholder, such entity may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary. Chardan Sub will deliver promptly or cause to be delivered to the HollySys Stockholders all other mail addressed to them and the contents thereof which does not relate to HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the Business.

            (b) If any HollySys Stockholder receives after the Closing Date mail or other communications addressed to them which relate to HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to Chardan Sub and HollySys Holdings.

      8.3 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      8.4 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Section 10.2, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

      8.5 Execution of Agreements. On or before the Closing Date, CNCAC, HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder shall execute and deliver each Transaction Document which it is a party to.

      8.6 Confidentiality. BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder, on the one hand, and CNCAC and, on and after the Closing Date, Chardan Sub, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      8.7 Public Announcements. From the date of this Agreement until Closing or termination, CNCAC, HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of CNCAC (in the case of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder) or HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders (in the case of CNCAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

      8.8 Board of Chardan Sub. The board of directors of Chardan Sub after the Closing will initially consist of 9 persons, with three members designated by the HollySys Stockholders, one member designated by the Board of CNCAC, and five directors satisfying the independence requirements of Nasdaq. In addition, the membership of the board of directors will comply with the requirements in
Article X hereof for the existence of the Independent Committee.

      8.9 Stock Option Pool. CNCAC will submit to its stockholders for approval, as part of the Proxy Statement, a proposed equity compensation plan that would permit the granting of stock options, shares of restricted stock and other awards to all qualified persons (including, but not limited to, management, directors and employees). The pool of shares initially available for this plan will equal 10% of the total shares of Chardan Sub expected to be outstanding immediately after the Closing.

      8.10 HollySys Stock Acquisition. Each HollySys Stockholder who participates in the HollySys Holdings Stock Purchase by consignment shall use his or her best efforts to complete the acquisition of the ownership of the HollySys Stock by HollySys Holdings from such HollySys Stockholder as soon as such acquisition is permitted by applicable law and regulations.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

      9.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

            (a) Approval by CNCAC's Stockholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the common stockholders of CNCAC in accordance with CNCAC's Certificate of Incorporation and the aggregate number of shares of CNCAC's Common Stock held by stockholders of CNCAC (other than the Initial Stockholders) who exercise their right to convert the shares of common stock of CNCAC owned by them into cash in accordance with CNCAC's Certificate of Incorporation shall not constitute 20% or more of the number of shares of CNCAC's Common Stock outstanding as of the date of this Agreement and owned by Persons other than the Initial Stockholders.

            (b) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any governmental authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the reorganization of BJ HLS, HZ HLS and HollySys Subsidiary, (b) the ownership of BJ HLS, HZ HLS, HollySys Holdings, and HollySys Subsidiary, (c) the purchase and sale and issuance of the Chardan Sub Stock, (d) the Plan of Merger, (e) the Chardan Merger, (f) the Stockholders Meeting and use of the Proxy Statement by CNCAC, or (g) the conduct in any material respect of the Business as a whole or any material portion of the Business conducted or to be conducted by BJ HLS, HZ HLS, or HollySys Subsidiary or the (direct, indirect or beneficial) ownership of BJ HLS or HZ HLS by the HollySys Stockholders.

            (c) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Party.

            (d) Auditor Confirmation. CNCAC and the HollySys Stockholders shall have received written confirmation from the Company Accountants that any payments pursuant to Section 1.3 would be treated for accounting purposes as an adjustment to the purchase price of the acquired business and not as a compensation expense.

      9.2 Conditions to Obligations of HollySys, HollySys Subsidiary and the HollySys Stockholders. The obligations of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Deliveries. Chardan Sub shall have delivered the Chardan Sub Stock and made the payments specified in Section 2.2 and the HollySys Stockholders shall have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by the HollySys Stockholders.

            (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of CNCAC contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by CNCAC on or before the Closing shall have been materially complied with, and CNCAC shall have delivered a certificate signed by a duly authorized officer thereof to such effect.

            (c) Legal Opinion. HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders shall have received from DLA Piper Rudnick Gray Cary US LLP, counsel to CNCAC, a legal opinion addressed to HollySys Holdings, BJ HLS, HZ HLS, and the HollySys Stockholders and dated the Closing Date.

            (d) Chardan Sub. Chardan Sub will be an existing company under the laws of the British Virgin Islands with the name HLS Systems International Ltd.

            (e) Consents. CNCAC and Chardan Sub shall have obtained and delivered to HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders copies of consents of all third parties, as appropriately required for the consummation of the transactions contemplated by this Agreement.

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by CNCAC at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects.

            (g) No Adverse Changes. At the Closing, there shall have been no material adverse change in the assets, liabilities or financial condition of CNCAC and Chardan Sub from that shown in the CNCAC Balance Sheet and related statements of income. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of HollySys Holdings, would have had a material adverse effect on the operations, financial condition or prospects of CNCAC and Chardan Sub.

            (h) Supplemental Disclosure. If CNCAC or Chardan Sub shall have supplemented or amended any schedule pursuant to their obligations set forth in
Section 8.4 in any material respect, the HollySys Stockholders shall give notice to CNCAC that as a result of information provided to the HollySys Stockholders in connection with any or all of such amendments or supplements, the HollySys Stockholders have determined to proceed with the consummation of the transactions contemplated hereby.

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by CNCAC and Chardan Sub in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by CNCAC and Chardan Sub, as appropriate, as of the Closing, shall have been delivered to HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders.

            (j) Trustee Notice. CNCAC (or Chardan Sub), simultaneously with the Closing, will deliver to the trustee of the trust account of CNCAC (or Chardan
Sub) instructions to disburse the funds therein to the HollySys stockholders, pursuant to the terms of Section 1.2, (or their designees) and to CNCAC.

            (k) Resignations. Effective as of the Closing, the directors and officers of CNCAC who are not continuing as directors and officers of CNCAC (or as the case may be, Chardan Sub) will have resigned and agreed that they have no claim for employment compensation in any form from CNCAC.

            (l) Employment Agreement. BJ HLS and HZ HLS shall have entered into the employment agreements provided for in Section 9.3.

      9.3 Conditions to Obligations of CNCAC. The obligations of CNCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Deliveries. The HollySys Stockholders shall have delivered the HollySys Holdings Stock and the Stock Consignment Agreements listed on Schedule 9.3(a) confirmations of receipt of payments specified in Section 2.2, and Chardan Sub shall have received the same and such other documents, certificates and instruments as may be reasonably requested by CNCAC and the Chardan Sub;

            (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of each HollySys Stockholder contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder on or before the Closing shall have been materially complied with, and CNCAC shall have received a certificate of each HollySys Stockholder to such effect;

            (c) Legal Opinion. CNCAC shall have received from Guan Tao Law Firm counsel for BJ HLS, HZ HLS, HollySys Holdings, HollySys Subsidiary and the HollySys Stockholders, a legal opinion addressed to CNCAC, dated the Closing Date;

            (d) Consents. HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder shall have obtained and delivered to CNCAC consents of all third parties required by the Contracts and Permits set forth in
Schedule 9.3(d);

            (e) Regulatory Approvals. Any Governmental Authority whose approval or consent is required each shall have unconditionally approved of the transactions of HollySys Holdings Stock Purchase contemplated by this Agreement and CNCAC shall have received written confirmation thereof;

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects;

            (g) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the Business from that shown or reflected in the September Financial Statements and as described in the Proxy Statement. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of CNCAC, would have a HollySys Material Adverse Effect;

            (h) Supplemental Disclosure. If HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 8.4 in any material respect, CNCAC shall provide notice to HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders that, as a result of information provided to CNCAC in connection with any or all of such amendments or supplements, CNCAC has determined to proceed with the consummation of the transactions contemplated hereby; and

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder in connection with the consummation of the transactions of HollySys Holdings Stock Purchase contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder, as appropriate, as of the Closing, shall have been delivered to CNCAC.

            (j) HollySys Proxy Information. The HollySys Proxy Information, at the time of distribution of the Proxy Statement and at Closing, will accurately reflect the Business, HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary, and the HollySys Stockholders, and the HollySys Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the HollySys Proxy Information not misleading.

            (k) Employment Agreement. Each of Dr. Wang Changli and Ms. Qiao Li shall have entered into an employment agreement with BJ HLS in the form of Exhibit F.

                                   ARTICLE X
                                 INDEMNIFICATION

      10.1 Indemnification by HollySys Stockholders. Subject to the limitations set forth in Section 10.4, each of the HollySys Stockholders shall indemnify and hold harmless CNCAC (or Chardan Sub after the Closing) from and against, and shall reimburse CNCAC (or Chardan Sub after the Closing) for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the HollySys Stockholders contained in this Agreement. Indemnification pursuant to this Section 10.1 shall be the sole remedy of CNCAC (or Chardan Sub after the Closing) with respect to any breach of the representations and warranties or covenants of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder contained in this Agreement. This indemnity shall survive the Closing for a period of four years after the Closing Date with respect to Claims arising under the foregoing clause (i) other than Claims arising as a result of a breach of the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.9, 3.12, 4.1, 4.2 and 4.3, as to which it shall survive without limitation as to time, and (ii) Claims arising as a result of a breach of the representations and warranties in Sections 3.6, 4.16, 4.18 and 4.20, as to which it shall survive for a period of six months after the expiration of the statute of limitations. Each HollySys Stockholder shall give prompt written notice to CNCAC (or Chardan Sub after the Closing) of any Third Party Claims or other facts and circumstances known to them which may entitle CNCAC (or Chardan Sub after the Closing) to indemnification under this Section 10.1.

      10.2 Indemnification by CNCAC. Subject to the limitations set forth in
Section 10.4, CNCAC (and Chardan Sub after the Closing) shall indemnify and hold harmless each HollySys Stockholder from and against, and shall reimburse each HollySys Stockholder for, any Damages which may be sustained, suffered or incurred by such HollySys Stockholder, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of CNCAC's representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause (a) shall survive the Closing for a period of four years after the Closing Date. CNCAC (or Chardan Sub after the Closing) shall give each HollySys Stockholder prompt written notice of any Third Party Claims or other facts and circumstances known to it which may entitle them to indemnification under this Section 10.2.

      10.3 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount (or estimate, if the magnitude of the Claim cannot be precisely determined at that time) of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and
(iii) whether or not the Claim is a Third Party Claim. With respect to Third Party Claims, an Indemnified Party (i) shall give the Indemnifying Party prompt notice of any Third Party Claim, (ii) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, (iii) shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Third Party Claim (including, except as provided in the penultimate sentence of this Section, the compromise or settlement thereof) at its own cost and expense. If the Indemnifying Party shall elect to assume the exclusive defense of any Third Party Claim pursuant to this Agreement, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Third Party Claim after the date of delivery to the Indemnified Party of such notice of election. The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party elects to assume the defense with respect to any Third Party Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement will not result in or have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified Party, share or give control thereof to any insurer with respect to such Claim.

      10.4 Limitations.

            (a) No HollySys Stockholder shall be required to indemnify CNCAC under Section 10.1 unless the aggregate of all amounts for which indemnity would otherwise be due against them exceeds $250,000, but then the HollySys Stockholders will be liable for the full amount of Damages.

            (b) CNCAC (or Chardan Sub after Closing) shall not be required to indemnify any HollySys Stockholder under Section 10.2 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $250,000, but then CNCAC (or Chardan Sub after Closing) will be liable for the full amount of Damages.

            (c) If a Third Party Claim subject to indemnification by any HollySys Stockholder is brought against HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary and HollySys Holdings, BJ HLS, HZ HLS and/or HollySys Subsidiary prevails in the defense thereof, such HollySys Stockholder shall not be required to indemnify CNCAC (or Chardan Sub after Closing) with respect to the costs of such defense, including attorneys' fees.

      10.5 Adjustment to Purchase Price; Setoff. Any indemnification payments made pursuant to Sections 10.1 and 10.2 shall be deemed to be an adjustment to the Purchase Price. To the extent that any HollySys Stockholder is obligated to indemnify CNCAC or the Chardan Sub after Closing under the provisions of the
Article X for Damages reduced to a monetary amount, CNCAC or Chardan Sub after Closing shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the HollySys Stockholder (or its designee), whether under this Agreement or any other agreement between the HollySys Stockholder and any of CNCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities (including shares issuable pursuant to Section 1.3). To the extent that CNCAC or Chardan Sub is obligated to indemnify any HollySys Stockholders after Closing under the provisions of this Article X for Damages reduced to a monetary amount, such HollySys Stockholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with CNCAC or Chardan Sub, whether under this Agreement or any other agreement between the HollySys Stockholder and any of CNCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities.

      10.6 Claims on behalf or in right of CNCAC and Chardan Sub. Pursuant to the provisions of this Article X, if any Claim for indemnification is to be brought against the HollySys Stockholders on behalf of or by right of CNCAC, (or Chardan Sub after Closing) such claims will be determined by the Independent Committee of the Board of Directors. Any settlement of a Claim for indemnification brought on behalf of or by right of CNCAC (or Chardan Sub after Closing) shall be determined and approved by the Independent Committee of the Board of Directors. The Independent Committee of the Board of Directors of CNCAC (or Chardan Sub after the Closing) will consist of at least two persons which mutually agreed by HollySys Stockholders and CNCAC, none of which are officers or employees of CNCAC (or Chardan Sub after the Closing) or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of CNCAC (or Chardan Sub after the Closing). For a period of not less than four years after Closing or until final resolution of Claims under this Section X brought by or by right of CNCAC (or Chardan Sub after Closing) the Board of Directors of CNCAC (or Chardan Sub after Closing) will maintain a sufficient number of directors such that it will be able to maintain the Independent Committee.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

      11.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

            (a) by mutual written consent of CNCAC and HollySys Stockholders;

            (b) by CNCAC, if HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder amends or supplements any BJ HLS, HZ HLS, HollySys Subsidiary or HollySys Stockholder schedule hereto in accordance with
Section 8.4 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other), operations or prospects of HollySys or HollySys Subsidiary or the Business, as a whole or in part, after the date hereof, or (ii) by the HollySys Stockholders, if CNCAC amends or supplements any CNCAC Schedule hereto in accordance with Section 8.4 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other) or operations of CNCAC.

            (c) by either CNCAC or the HollySys Stockholders, if the Closing has not occurred by June 30, 2006 (or such other date as may be extended from time to time by written agreement of CNCAC and HollySys Stockholders); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

            (d) by the HollySys Stockholders, (i) if CNCAC shall have breached any of its covenants in Articles VII or VIII hereof in any material respect or
(ii) if the representations and warranties of CNCAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or
(iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, CNCAC has not cured such breach within 10 Business Days of notice from the HollySys Stockholders of an intent to terminate;

            (e) by CNCAC, (i) if HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any HollySys Stockholder shall have breached any of the covenants in Articles VI or VIII hereof in any material respect or (ii) if the representations and warranties of any HollySys Stockholder contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, the HollySys Stockholder have not cured such breach within 10 Business Days of CNCAC's notice of an intent to terminate;

            (f) by CNCAC if the Board of Directors of CNCAC shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

            (g) by either CNCAC or the HollySys Stockholders, if, at CNCAC's Stockholder Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CNCAC's common stock required under its Certificate of Incorporation, or 20% or more of the number of shares of CNCAC's common stock outstanding as of the date of the record date of the stockholders meeting held by Persons other than the Initial Stockholders exercise their rights to convert the shares of CNCAC's common stock held by them into cash in accordance with CNCAC's Certificate of Incorporation.

      11.2 Effect of Termination.

            (a) In the event of termination and abandonment by CNCAC or by HollySys, or both, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 11.2, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

            (b) Consequence of Termination. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) all confidential information received by either Party hereto with respect to the business of the other Party, or in the case of the HollySys Stockholders, of BJ HLS, HZ HLS and HollySys Subsidiary, hereto shall be treated in accordance with Section 8.6 hereof, which shall survive such termination or abandonment.

      11.3 No Claim Against Trust Fund. It is understood by HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders that in the event of breach of this Agreement or any of the Transactional Documents by CNCAC and Chardan Sub, that they have no right to any amount held in the trust fund referred to in Section
5.7 and they will not make any claim against CNCAC and Chardan Sub that would adversely affect the business, operations or prospects of CNCAC and Chardan Sub or the amount of the funds held in the trust fund referred to in Section 5.7.


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

                                   ARTICLE XII
                                   DEFINITIONS

      12.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

      "Business" means the combined and several operations and proposed combined and several operations of BJ HLS, HZ HLS, the HollySys Subsidiary and their respective affiliates, contract parties and nominees (or beneficial owners) in the field of industrial automation and control systems.

      "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

      "Claim" means any claim, demand, suit, proceeding or action.

      "Company's Accountants" means BDO Seidman, LLP.

      "Contracts" mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

      "Copyrights" shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

      "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

      "Direct Claim" means any claim other than a Third Party Claim.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, consistently applied in the United States.

      "Government Securities" means any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

      "Governmental Authority" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "Intellectual Property" means any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply fore or register any of the foregoing),
(iv) domain names and URL's of or relating to the Acquired Assets and variations of the domain names and URL's, (vi) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vii) goodwill of any of the foregoing.

      "Initial Stockholders" means all of the shares of common stock of CNCAC issued and outstanding prior to August 2, 2005 held by various Persons.

      "Laws" means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

      "Lien" means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance.

      "Party" means CNCAC, Chardan Sub , on the one hand, and BJ HLS, HZ HLS, each HollySys Subsidiary and each HollySys Stockholder, on the other hand (collectively, "Parties").

      "Patents" means all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

      "Permits" means all governmental registrations, licenses, permits, authorizations and approvals.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

      "PRC GAAP" means PRC Accounting Standards for Business Enterprises in effect from time to time applied consistently throughout the periods involved.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Representatives" of either Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Software" means all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases, data files, coding and other software, components or elements thereof, programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

      "Stockholder Meeting" has the meaning specified in Section 7.1.

      "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

      "Technology" means any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

      "Third Party Claim" means a Claim by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

      "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.

      "Trademarks" means any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

      13.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.


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

      13.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

      (a)   If to the HollySys Stockholders:

                           Beijing HollySys Company, Ltd.
                           Attn:  Dr. Wang Changli
                           19 Jiancaicheng Middle Road, Xisangi
                           Haidon District
                           Beijing, China  100096
                           Facsimile No.:  86 10 829 23985

                           with a copy to:

                           GuanTao Law Firm
                           Attn:  Mr. Sun Dongying
                           6/F, Tower B, Tong Tai Plaza
                           No. 33 Finance Street
                           Xicheng District
                           Beijing 10032

      (b)   If to CNCAC or the CNCAC Initial Stockholders:

                           Chardan North China Acquisition Corporation
                           625 Broadway, Suite 1111
                           San Diego, California 92101
                           Attention:  Dr. Richard D. Propper
                           Facsimile No.: (619) 795-9639

                           with a copy to:

                           DLA Piper Rudnick Gray Cary US LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, CA  92121
                           Attention:  Douglas J. Rein
                           Facsimile No.: 858-677-1401

      13.3 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

      13.4 Waiver. At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

      13.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      13.7 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between BJ HLS, HZ HLS, any HollySys Subsidiary, any HollySys Stockholder and CNCAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      13.8 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

      13.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

      13.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

      13.11 Approval of Contemporaneous Transactions. By execution of this Agreement, the HollySys Stockholders also approve the Chardan Merger and the adoption of the proposed equity compensation plan contemplated by Section 8.9.

                            (Signatures on Next Page)

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.




CHARDAN NORTH CHINA ACQUISITION                  LOU AN
CORPORATION

By:                                              By:
   ---------------------------                       ---------------------------
Name:                                            Name:
Title:


SHANGHAI JINQIAOTONG INDUSTRIAL                  TEAM SPIRIT INDUSTRIAL LIMITED
DEVELOPMENT CO.

By:                                              By:
   ---------------------------                       ---------------------------
Name:                                            Name:
Title:


WANG CHANGLI                                     OSCAF INTERNATIONAL CO.

By:                                              By:
   ---------------------------                       ---------------------------
Name:                                            Name:

CHENG WUSI


By:
   ---------------------------
Name:


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